Exhibit 99.1

Press Release
FOR IMMEDIATE RELEASE
Contact:  Jeffrey Jones
Telephone: (781) 665-2500

MELROSE BANCORP, INC.
ANNOUNCES SPECIAL CASH DIVIDEND

January 17, 2018, Melrose Bancorp, Inc. (Nasdaq: MELR) (the "Company") today announced that its board of directors declared a special cash dividend of $0.34 per common share.  The dividend will be paid on or about February 14, 2018, to stockholders of record as of the close of business on January 29, 2018.  This is the first cash dividend for the Company since the completion of its initial public offering in October 2014.

"We are pleased to begin paying a cash dividend to our shareholders," said Jeff Jones, President and Chief Executive Officer of the Company.  "We believe that the payment of dividends represents our long-term commitment to enhancing shareholder value and we anticipate continuing to pay an annual dividend, subject to our future financial condition and results of operations, and future market, regulatory and general economic conditions."

Forward-Looking Statements

Certain statements herein constitute "forward-looking statements" and actual results may differ from those contemplated by these statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verb such as "will," "would," "should," "could" or may." Certain factors that could cause actual results to differ materially from expected results include changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the businesses in which Melrose Bancorp, Inc. is engaged and changes in the securities market. The Company disclaims any intent or obligation to update any forward-looking statements, whether in response to new information, future events or otherwise.